Exhibit 99.4

Justice
Legal Services Branch	In reply, please refer to:
Room 730 Woodsworth Building	Mary M. McGunigal
405 Broadway	General Counsel

Winnipeg MB R3C 3L6	Phone: (204) 945- 2834 Fax: (204)948- 2244 File No: FI03A0(262)

April 16, 2019

Minister of Finance

Province of Manitoba

Room 103 Legislative Building

Winnipeg, MB R3C OV8

Dear Sir:

In connection with the proposed issue and sale by Province of Manitoba (the “Province”) of U.S.$1,000,000,000 principal amount of its 2.600% Global Debentures Series GX due April 16, 2024, (the “Debentures”), I have examined, among other things, the following:

(1)

A copy of the Registration Statement (File No. 333-215003) including any documents incorporated therein by reference (collectively, the “Registration Statement”), and all amendments thereto filed by the Province with the Securities and Exchange Commission of the United States of America, the Preliminary Prospectus Supplement, dated April 9, 2019 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated April 9, 2019 (the “Final Term Sheet”) (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement dated April 9, 2019, supplemental to the Prospectus dated December 30, 2016, constituting a part of such Registration Statement and filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended;

(2)

The Underwriting Agreement dated April 9, 2019, entered into among the Province and BMO Capital Markets Corp., National Bank of Canada Financial Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC, as Representatives of the several Underwriters named in Schedule II thereto;

(3)

The form of Global Debenture to be filed as an Exhibit to the Province’s Report on Form 18-K/A, which are incorporated by reference in the Registration Statement (File No. 333-215003) relating to the Debentures.

(4)	The Fiscal Agency Agreement dated as of April 16, 2019, between the Province and HSBC Bank USA, National Association, as registrar, fiscal agent, transfer agent and principal paying agent; and

(5)

Copies of the Orders of the Lieutenant Governor in Council authorizing the issuance and sale of the Debentures by the Province, No. 284/2018, approved on the 3rd day of October, 2018 and No. 116/2019 approved on the 3rd day of April, 2019 and a copy of the Order of the Lieutenant Governor in Council authorizing the appointment of the Honourable Scott Bradley Fielding as Minister of Finance, No. 226/2018, approved on the 1st day of August, 2018.

I have further examined the legislative authority under which it is proposed that the Province issue and sell the Debentures, and, in particular, The Financial Administration Act and such other documents and questions of law as I have deemed necessary for the purposes of this opinion.

Based on the foregoing, I advise you that, in my opinion:

(a)

All necessary action has been duly taken by or on behalf of the Province, and all necessary approvals and consents required under the laws of the Province of Manitoba have been obtained, for the due authorization of the Debentures, and no authorizations or approvals under the laws of Canada are necessary therefor; and

(b)

When duly executed and delivered against payment therefor pursuant to the above-mentioned Underwriting Agreement and Fiscal Agency Agreement, the Debentures will be duly executed and will constitute valid and legally binding, direct and unconditional general obligations of the Province and the Debentures will rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province without any preference granted by the Province.

Yours very truly,

/s/ Mary M. McGunigal
Mary M. McGunigal
General Counsel, Legal Services Branch Province of Manitoba

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No. 284/2018

RECOMMENDED:

Minister of Finance

APPROVED BY EXECUTIVE COUNCIL:

Presiding Member

ORDERED:

Administrator

October 03, 2018
Date

ORDER IN COUNCIL

ORDER

1.  The Minister of Finance and each of the Designated Officers listed in paragraph 3 are authorized to raise money by way of loan on the credit of the Government of Manitoba for the purposes set out in section 53 of The Financial Administration Act, up to the maximum amount of $3,400,000,000.00 (Canadian).

2.  The total amount of money that may be raised by way of loan on the credit of the Government of Manitoba under this Order shall be the sum of the principal amounts payable on the settlement dates of the loans raised and the maturity dates of the provincial securities issued.

When money is raised by way of loan in a currency other than Canadian dollars, these amounts shall be determined by applying section 52 of The Financial Administration Act.

3.  The following persons are “Designated Officers” for the purpose of raising money by way of loan on the credit of the Government of Manitoba under this Order:

(a)   the Deputy Minister of Finance;

(b)   the Assistant Deputy Minister of Finance - Treasury Division;

(c)   the Director of Capital Markets for the Department of Finance;

(d)   the Assistant Director of Capital Markets for the Department of Finance.

4.  Provincial securities issued under the authority of this Order shall be signed by the Minister of Finance and countersigned by one of the following persons:

(a)   a Designated Officer listed in paragraph 3; or

(b)   a person authorized to act on behalf of the fiscal, issuing or paying agent appointed under a fiscal, issuing or paying agent agreement entered into by a Designated Officer for provincial securities issued under the authority of this Order.

A person who countersigns a provincial security shall be described on it as an “Authorized Signing Officer”.

5.  Money raised by loan under the authority of this Order, and the interest and any premium on it, is a direct and unconditional obligation of the Government of Manitoba. This obligation is a charge on, and is payable out of, the Consolidated Fund and ranks equally with all other loans constituting general obligations of the Government of Manitoba. The Government of Manitoba shall not prefer one obligation above another for any reason, including priority of date of issue or currency of payment.

6.  If the Government of Manitoba secures any present or future loan by a lien, pledge or other charge upon any of its present or future assets or revenues, a loan under the authority of this Order shall share in and be secured by the lien, pledge or other charge equally and rateably with the other loans. The Order or other instrument creating the lien, pledge or other charge shall expressly provide for this.

7.  The Minister of Finance and each of the Designated Officers have the authority to do all acts and things permitted under The Financial Administration Act with respect to raising money by way of loan on the credit of the Government of Manitoba under this Order.

8.  In addition to the authority granted by paragraph 7 of this Order, the Minister of Finance and each of the Designated Officers are authorized to:

(a)   appoint legal counsel or agents to act on behalf of the Government of Manitoba and provide services in respect of raising money by way of loan; and

(b)   certify in the writing the amount of money that may be raised by way of loan on the credit of the Government of Manitoba. A certificate signed by the Minister of Finance or a Designated Officer is conclusive evidence of the amount that may be raised and is binding on the Government of Manitoba in respect of each loan made under the authority of this Order.

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I hereby certify that the within instrument is a true and correct copy of Order in Council No. 284/2018.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 15th day of April A.D. 2019.

Clerk of the Executive Council

No. 284/2018

AUTHORITY

The Financial Administration Act, C.C.S.M. c. F55, states:

Authorization of debt

49(1) No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

Raising money to refinance debt or for temporary purposes

49(2) The government may raise money on its credit

(a)   for the purposes stated in clauses 53(c) and (d); or

(b)   for temporary purposes.

Authority to raise money

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government, the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

Manner of raising money

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways:

(a)   by the issue and sale of provincial securities;

(b)   from a bank, trust company, credit union or other financial institution;

(c)   in any other manner.

Powers re raising money

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a)   the principal amount of the provincial securities to be issued;

(b)   the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c)   the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d)   the sale price of the provincial securities;

(e)   the form, denomination and dates of issue and maturity of the provincial securities; and

(f)   any other terms and conditions of the provincial securities.

Raising money in foreign currency

52 When the Minister of Finance or designated officer raises money by way of loan in a currency other than Canadian dollars.

(a)   the balance remaining of the authority to raise money granted by an Order of the Lieutenant Governor in Council under subsection 50(1) shall be calculated by converting the amount of that currency into Canadian dollars using the rate of exchange quoted by the Bank of Canada for that currency on the third business day immediately preceding the day on which the Minister of Finance or designated officer finalizes the terms and conditions applying to the loan (referred to in this subsection as the “valuation date”) or, if more than one or no such rate is quoted, the rate of exchange selected or determined by the Minister of Finance;

(b)   the amount of authority under this or any other Act of the Legislature to raise money shall be abated by

(i) if the amount of the loan raised in the currency is converted to Canadian dollars, the amount of the Canadian dollars, and

(ii)  if the amount of the loan raised in the currency is not converted to Canadian dollars, the amount that is obtained when the amount of the loan in the currency is converted at the rate of exchange quoted by the Bank of Canada for-that currency on the settlement date for the loan or, if more than one or no such rate is quoted, the rate of exchange selected or determined by the Minister of Finance; and

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No. 284/2018

(c)   if, as a result of the fluctuation in value of the currency from the valuation date to the date of conversion or settlement as set out in subclause (b)(ii), the amount abated under clause (b) together with the amount of any other money raised under any Act of the Legislature exceeds the aggregate of the amounts authorized under this and any other Act of the Legislature, the excess shall be applied in repayment of any debt of the government and shall be reported in the public accounts.

Purposes of money raised under section 50

53 Money raised under section 50 shall be raised for one or more of the following purposes:

(a)   funding the Consolidated Fund when the Minister of Finance determines that it is insufficient to meet the disbursements lawfully authorized to be made from it;

(b)   funding advances and loans authorized under this or any other Act of the Legislature;

(c)   redeeming or repaying provincial securities;

(d)   redeeming or repaying securities the repayment of which has been guaranteed by the government.

Execution of provincial securities

54(1) Subject to subsection (2), provincial securities shall be

(a)   signed by the Minister of Finance; and

(b)   countersigned by an officer of the Department of Finance or another person designated by the Lieutenant Governor in Council for the purpose of this section.

Reproduced signature

55 The signature of a person required to execute provincial securities that is engraved, lithographed, printed or electronically or otherwise reproduced is for all purposes the signature of that person and is binding on the government notwithstanding that the person whose signature is reproduced may not have held office at the date of the provincial securities or at the date they are delivered.

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I hereby certify that the within instrument is a true and correct copy of Order in Council No. 116/2019.

Given under my hand and seal of Office at the City of Winnipeg in Manitoba, this 15th day of April A.D. 2019.

Clerk of the Executive Council

No. 116/2019

RECOMMENDED:

Minister of Finance

APPROVED BY EXECUTIVE COUNCIL:

Presiding Member

ORDERED:

Administrator

April 03, 2019
Date

ORDER IN COUNCIL

ORDER

1.  The Minister of Finance and each of the Designated Officers listed in paragraph 3 are authorized to raise money by way of loan on the credit of the Government of Manitoba for the purposes set out in section 53 of The Financial Administration Act, up to the maximum amount of $4,100,000,000.00 (Canadian).

2.  The total amount of money that may be raised by way of loan on the credit of the Government of Manitoba under this Order shall be the sum of the principal amounts payable on the settlement dates of the loans raised and the maturity dates of the provincial securities issued.

When money is raised by way of loan in a currency other than Canadian dollars, these amounts shall be determined by applying section 52 of The Financial Administration Act.

3.  The following persons are “Designated Officers” for the purpose of raising money by way of loan on the credit of the Government of Manitoba under this Order:

(a)   the Deputy Minister of Finance;

(b)   the Assistant Deputy Minister of Finance - Treasury Division;

(c)   the Director of Capital Markets for the Department of Finance;

(d)   the Assistant Director of Capital Markets for the Department of Finance.

4.  Provincial securities issued under the authority of this Order shall be signed by the Minister of Finance and countersigned by one of the following persons:

(a)   a Designated Officer listed in paragraph 3; or

(b)   a person authorized to act on behalf of the fiscal, issuing or paying agent appointed under a fiscal, issuing or paying agent agreement entered into by a Designated Officer for provincial securities issued under the authority of this Order.

A person who countersigns a provincial security shall be described on it as an “Authorized Signing Officer”.

5.  Money raised by loan under the authority of this Order, and the interest and any premium on it is a direct and unconditional obligation of the Government of Manitoba. This obligation is a charge on, and is payable out of, the Consolidated Fund and ranks equally with all other loans constituting general obligations of the Government of Manitoba. The Government of Manitoba shall not prefer one obligation above another for any reason, including priority of date of issue or currency of payment.

6.  If the Government of Manitoba secures any present or future loan by a lien, pledge or other charge upon any of its present or future assets or revenues, a loan under the authority of this Order shall share in and be secured by the lien, pledge or other charge equally and rateably with the other loans. The Order or other instrument creating the lien, pledge or other charge shall expressly provide for this.

7.  The Minister of Finance and each of the Designated Officers have the authority to do all acts and things permitted under The Financial Administration Act with respect to raising money by way of loan on the credit of the Government of Manitoba under this Order.

8.  In addition to the authority granted by paragraph 7 of this Order, the Minister of Finance and each of the Designated Officers are authorized to:

(a)   appoint legal counsel or agents to act on behalf of the Government of Manitoba and provide services in respect of raising money by way of loan; and

(b)   certify in writing the amount of money that may be raised by way of loan on the credit of the Government of Manitoba. A certificate signed by the Minister of Finance or a Designated Officer is conclusive evidence of the amount that may be raised and is binding on the Government of Manitoba in respect of each loan made under the authority of this Order.

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No.116/2019

AUTHORITY

The Financial Administration Act, C.C.S.M. c. F55, states:

Authorization of debt

49(1) No money shall be raised on the credit of the government except under the authority of this or another Act of the Legislature.

Raising money to refinance debt or for temporary purposes

49(2) The government may raise money on its credit

(a)   for the purposes stated in clauses 53(c) and (d); or

(b)   for temporary purposes.

Authority to raise money

50(1) When this or any other Act of the Legislature confers on the government the power to raise money on the credit of the government, the Lieutenant Governor in Council may by Order authorize the Minister of Finance or may designate and authorize an officer of the Department of Finance to raise money to a specified maximum amount on the credit of the government.

Manner of raising money

50(2) An Order of the Lieutenant Governor in Council under subsection (1) authorizes the Minister of Finance or designated officer to raise money by way of loan in any of the following ways:

(a)   by the issue and sale of provincial securities;

(b)   from a bank, trust company, credit union or other financial institution;

(c)   in any other manner.

Powers re raising money

50(3) When the Minister of Finance or designated officer raises money by the issue and sale of provincial securities, he or she may determine

(a)   the principal amount of the provincial securities to be issued;

(b)   the rate of interest payable and the rate of any premium or discount applicable on the provincial securities;

(c)   the currency in which the principal amount of the provincial securities and any interest or premium are payable;

(d)   the sale price of the provincial securities;

(e)   the form, denomination and dates of issue and maturity of the provincial securities; and

(f)   any other terms and conditions of the provincial securities.

Raising money in foreign currency

52 When the Minister of Finance or designated officer raises money by way of loan in a currency other than Canadian dollars,

(a)   the balance remaining of the authority to raise money granted by an Order of the Lieutenant Governor in Council under subsection 50(1) shall be calculated by converting the amount of that currency into Canadian dollars using the rate of exchange quoted by the Bank of Canada for that currency on the third business day immediately preceding the day on which the Minister of Finance or designated officer finalizes the terms and conditions applying to the loan (referred to in this subsection as the “valuation date”) or, if more than one or no such rate is quoted, the rate of exchange selected or determined by the Minister of Finance;

(b)   the amount of authority under this or any other Act of the Legislature to raise money shall be abated by

(i) if the amount of the loan raised in the currency is converted to Canadian dollars, the amount of the Canadian dollars, and

(ii)  if the amount of the loan raised in the currency is not converted to Canadian dollars, the amount that is obtained when the amount of the loan in the currency is converted at the rate of exchange quoted by the Bank of Canada for that currency on the settlement date for the loan or, if more than one or no such rate is quoted, the rate of exchange selected or determined by the Minister of Finance; and

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No. 116/2019

(c)   if, as a result of the fluctuation in value of the currency from the valuation date to the date of conversion or settlement as set out in subclause (b)(ii), the amount abated under clause (b) together with the amount of any other money raised under any Act of the Legislature exceeds the aggregate of the amounts authorized under this and any other Act of the Legislature; the excess shall be applied in repayment of any debt of the government and shall be reported in the public accounts.

Purposes of money raised under section 50

53 Money raised under section 50 shall be raised for one or more of the following purposes:

(a)   funding the Consolidated Fund when the Minister of Finance determines that it is insufficient to meet the disbursements lawfully authorized to be made from it;

(b)   funding advances and loans authorized under this or any other Act of the Legislature;

(c)   redeeming or repaying provincial securities;

(d)   redeeming or repaying securities the repayment of which has been guaranteed by the government.

Execution of provincial securities

54(1) Subject to subsection (2), provincial securities shall be

(a)   signed by the Minister of Finance; and

(b)   countersigned by an officer of the Department of Finance or another person designated by the Lieutenant Governor in Council for the purpose of this section.

Reproduced signature

55 The signature of a person required to execute provincial securities that is engraved, lithographed, printed or electronically or otherwise reproduced is for all purposes the signature of that person and is binding on the government notwithstanding that the person whose signature is reproduced may not have held office at the date of the provincial securities or at the date they are delivered.

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